UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of new Directors
On January 10, 2014, Covisint Corporation (“Covisint”) appointed three new independent directors to serve on its Board of Directors, Lawrence David Hansen, Samuel M. Inman, III, and Philip Lay. As compensation, Messrs. Hansen and Lay will receive (a) an annual option grant awarded on worth $100,000 (calculated using the Black-Scholes options pricing model at grant date), which will vest in in equal parts over four (4) years; (b) an annual cash retainer of $25,000, and (c) additional cash retainers payable annually based on their roles on the Company’s various Board committees to which they are appointed. As compensation for three years of service, Mr. Inman will receive a grant of options to purchase shares of our common stock worth $375,000 (calculated using the Black-Scholes options pricing model at grant date), which will vest in equal parts over three (3) years.
The press release announcing Messrs. Hansen, Inman and Lay’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
 (d)            Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	January 16, 2014	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel & Secretary